Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Recursion Pharmaceuticals, Inc. of our report dated March 21, 2024 relating to the financial statements of Exscientia plc, which appears in Recursion Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 3, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Reading, United Kingdom
February 12, 2025